Exhibit 99.1

For Immediate Release

MOVIE GALLERY ANNOUNCES COMPLETION

OF DEBT TO EQUITY CONVERSION

Elimination of Debt Significantly Improves the Company’s

Balance Sheet and Reduces Interest Expense

DOTHAN, Ala., October 6, 2008 – Movie Gallery, Inc. (“Movie Gallery”) today announced that a group of the Company’s first lien debt holders affiliated with, or having investment accounts managed by, Sopris Capital Advisors, LLC. (“Sopris”) has completed a transaction under which approximately $151.4 million of the Company’s first lien debt has been converted into shares of the Company’s common stock at the rate of $10.00 per share.

“This debt restructuring significantly improves our balance sheet and reduces our ongoing interest expense,” said C.J. “Gabe” Gabriel, President and Chief Executive Officer of Movie Gallery. “We are pleased to have Sopris as a financial partner and we appreciate the cooperation and support of the participating first lien debt holders.”

Detailed terms and conditions of this transaction may be found in a related Form 8-K filed with the U.S. Securities & Exchange Commission (SEC).

About Movie Gallery

The Company is the second largest North American video rental company with approximately 3,300 stores located in all 50 U.S. states and Canada operating under the brands Movie Gallery, Hollywood Video and Game Crazy. Since Movie Gallery’s initial public offering in August 1994, the Company has grown from 97 stores to its present size through acquisitions and new store openings. For more information about the Company, please visit our website: www.moviegallery.com.

Forward-looking Statements

This press release, as well as other statements made by Movie Gallery may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the risks and uncertainties associated with the ability to successfully implement Movie Gallery’s Second Amended Plan of Reorganization, as confirmed; (ii) the ability of the Company to operate subject to the terms of the Company’s existing financing obligations; (iii) the direct or indirect effects on our business of our impaired credit; (iv) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (v) the Company’s ability to maintain contracts and leases that are critical to its operations; (vi) the ability of the Company to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (vii) the ability of the Company to attract, motivate and/or retain key executives and associates; (viii) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (ix) increased competition in the video and game rental and sale industry; and (x) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof. Other risk factors are listed from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent reports filed with the Securities and Exchange Commission. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Contacts:

Analysts and Investors: Ted Ceglia, Movie Gallery, Inc., 503-570-1950

Media: Andrew B. Siegel or Meaghan A. Repko of Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449

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